EXHIBIT 99.1

            Press Release

Investor Contact:	Press Contact:
Rosemary Moothart Director of Investor Relations +1-425-519-4068 rosemarym@onyx.com	Robert Craig Director of Public Relations +1-617-314-6846 rcraig@onyx.com
Onyx Software Shareholders Approve Merger With M2M Holdings
     BELLEVUE, Wash. – August 1, 2006 – Onyx® Software Corporation (NASDAQ:ONXS) announced that Onyx shareholders approved the company’s acquisition by M2M Holdings Inc. at a special meeting of shareholders held today at the company’s headquarters in Bellevue. Shareholders of approximately 76 percent of the total outstanding shares of Onyx stock voted in favor of the merger proposal, representing approximately 93 percent of the total shares voted.
     According to terms of the agreement, M2M will acquire all outstanding shares of Onyx Software for $4.80 per share in cash. The transaction is expected to close by August 2, 2006, at which point Onyx Software will cease to be a publicly traded company. Payment information will be mailed to shareholders as soon as practicable after closing.
     M2M Holdings Inc. is the holding company that is jointly owned by Battery Ventures VI, L.P. and Thoma Cressey Equity Partners and whose primary asset is Made2Manage Systems Inc., an enterprise software and services company.
     “We are pleased that the shareholders approved Onyx’s merger with M2M as we considered it to be in the best interests of Onyx shareholders, customers, partners and employees,” said Janice P. Anderson, chairman and chief executive officer. “We are looking forward to a speedy closing of the merger, enabling Onyx to move forward as a private company backed by investors with strong financial resources.”
About Onyx Software
     Onyx Software Corporation (NASDAQ:ONXS) is a worldwide leader in customer management and process software for mid- and large-size enterprises. Onyx provides flexible solutions that enable organizations to automate, manage and evolve their customer processes quickly and cost-effectively for strategic advantage. By providing an integrated suite of customer process automation applications encompassing customer management, process management, and analytics capabilities, Onyx enables enterprises to reduce costs, increase productivity, and grow revenue. Major companies are aligning their customer-facing departments and managing their customer processes with Onyx software – companies such as Amway Corporation, Mellon Financial Corporation, The Regence Group and State Street Corporation. More information can be found at (888) ASK-Onyx, info@onyx.com or http://www.onyx.com/.
Forward-Looking Statements
     This press release contains forward-looking statements, including statements regarding the closing of the acquisition of Onyx by M2M Holdings Inc. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “predict,” “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to, the risk that the transaction does not close as anticipated and the “Risk Factors” described in our annual report on form 10-K and our quarterly report on form 10-Q and other filings with the Securities and Exchange Commission that are available on our investor relations home page at www.onyx.com/investors. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.
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     Onyx is a registered trademark of Onyx Software Corporation in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.